UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 13, 2018

Lightstone Value Plus Real Estate Investment Trust II, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	000-54047	83-0511223
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1985 Cedar Bridge Avenue, Suite 1

Lakewood, New Jersey 08701

 (Address, including zip code, of Principal Executive Offices)

Registrant's telephone number, including area code: (732) 367-0129

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders

On December 13, 2018, Lightstone Value Plus Real Estate Investment Trust II, Inc. (the “Company”) held its annual meeting of stockholders. The matter submitted to the stockholders for a vote was the election of three directors to serve until the 2019 annual meeting of stockholders and until their successors are duly elected and qualify.

The following table sets forth the results of voting on this matter:

Matter:	Number of Votes FOR	Number of Votes AGAINST/ WITHHOLD

Election of Directors:

David Lichtenstein (Director)	9,148,892	342,589

Edwin J. Glickman (Independent Director)	9,129,752	361,729

George R. Whittemore (Independent Director)	9,156,051	335,430

Item 8.01 Other Events

Share Repurchase Program

The board of directors of the Company has adopted a share repurchase program (the “Share Redemption Program”) that permits stockholders to sell their shares of common stock back to us, subject to the significant conditions and limitations of the program.  Our board of directors can amend the provisions of our Share Repurchase Program at any time without the approval of our stockholders.

On December 13, 2018, our board of directors amended our Share Repurchase Program to immediately change the price for all purchases under our Share Repurchase Program from the lesser of $10.00 per share or the purchase price per share to 100% of the estimated net asset value per share of the Company’s common stock, which is $10.00 per share as of December 31, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST II, INC.

Date: December 17, 2018	By:	/s/ Seth Molod
Seth Molod
Chief Financial Officer and Principal Accounting Officer

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